Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 for Imagenetix, Inc., of our report dated June 15, 2006, relating to the March 31, 2006 financial statements of Imagenetix, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

HJ ASSOCIATES & CONSULTANTS, LLP

Salt Lake City, UT
September 15, 2006